UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51485	72-1060618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 International Parkway, Suite 100, Heathrow, Florida 32746

(Address of Principal executive offices, including Zip Code)

(407) 333-7440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 12, 2010, Ruth’s Hospitality Group, Inc. (the “Company”) completed its sale of $25,000,000 of the Company’s newly-created Series A 10% Convertible Preferred Stock (the “Preferred Stock”) to Bruckmann, Rosser, Sherrill & Co. III, L.P. and BRS Coinvestor III, L.P. (collectively, “BRS”) in a previously announced private placement transaction. Also on that date, the Company closed its previously announced rights offering pursuant to which it sold 10,147,451 shares of the Company’s common stock, at a subscription price of $2.50 per share, for an aggregate purchase price of approximately $25.4 million.

The Company applied approximately $44.3 million of the net proceeds from the rights offering and the private placement, together with cash on hand, to reduce its outstanding borrowings under its existing credit facility. Upon the application of those net proceeds, and the satisfaction of other agreed-upon conditions, the previously announced credit agreement amendment that the Company entered into with the lenders under its existing credit facility became effective as of February 12, 2010.

In connection with the closing of these transactions, the Company entered into a Registration Rights Agreement, dated February 12, 2010, with BRS (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to provide certain registration rights to BRS upon conversion of the Preferred Stock into common stock of the Company. The Company is required to file an initial shelf registration statement for the benefit of the holders of the Preferred Stock within nine months of the issuance of the Preferred Stock and such registration statement is required to be declared effective by the Securities and Exchange Commission prior to the first anniversary of the closing. In addition, following the first anniversary of the closing, BRS is entitled to three demand registration rights on Form S-3 and piggyback registration rights if the Company files a registration statement with respect to any shares of the Company’s common stock on the Company’s account or with respect to a public offering (subject to customary restrictions and exceptions). In addition, if the Company breaches certain of its obligations under the Registration Rights Agreement (including any of those related to the requirements to timely file registration statements and include the common stock issuable upon conversion of the Preferred Stock in any applicable registration statement), the dividend rate on the Preferred Stock will increase to 11% until the breach is cured.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on February 12, 2010, the Company completed its sale of $25,000,000 of the Company’s Preferred Stock to BRS in a private placement transaction. The net proceeds of the private placement were used, together with net proceeds from the rights offering and cash on hand, to repay indebtedness under the Company’s existing credit facility.

The terms of the Preferred Stock, which are convertible into shares of the Company’s common stock, are described in Item 1.01 of the Company’s Current Report on Form 8–K, filed on December 23, 2009, and such information is incorporated herein by reference.

The offer and sale of the shares of Preferred Stock to BRS in the private placement were made in reliance on an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Effective February 12, 2010, and in connection with the closing of the private placement transaction described above, Mr. Harold O. Rosser II became a member of the Board of Directors of the Company. Pursuant to the terms of the Certificate of Designations of the Preferred Stock, so long as BRS beneficially owns at least 5% of the Company’s common stock on an as converted basis, BRS, voting as a separate class to the exclusion of the holders of the Company’s common stock, is entitled to designate one individual to the Company’s Board of Directors, who must be an employee of BRS or one of its affiliates. BRS has appointed Mr. Harold O. Rosser II, a founder and managing director of BRS, as its initial designee. If BRS no longer has the right to designate a director under the Certificate of Designations of the Preferred Stock, BRS will continue to be able to designate a director, subject to stockholder approval, under the terms of the Securities Purchase Agreement entered into in connection with the private placement transaction so long as BRS beneficially owns at least 5% of the Company’s common stock on an as converted basis.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In anticipation of the closing of the private placement transaction with BRS, on February 12, 2010, the Company filed with the Delaware Secretary of State a Certificate of Designations of the Preferred Stock of the Company which set forth the terms of the Preferred Stock. The terms of the Preferred Stock are described in Item 1.01 of the Company’s Current Report on Form 8–K, filed on December 23, 2009, and such information is incorporated herein by reference. This description does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations of the Preferred Stock, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

On February 10, 2010, the Company issued a press release announcing the approval by the Company’s stockholders of each of the four proposals on the agenda at the Special Meeting of Stockholders held on February 9, 2010. Among other matters, the Company’s stockholders approved the private placement referenced in Item 1.01 above. The Company also announced the results of its previously announced rights offering which expired at 5:00 p.m., New York City time, on February 9, 2010. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

On February 16, 2010, the Company issued a press release announcing the successful closing of the private placement and the rights offering and the effectiveness of the credit agreement amendment. A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Series A 10% Convertible Preferred Stock.

4.1	Registration Rights Agreement, dated February 12, 2010, by and among Ruth’s Hospitality Group, Inc., Bruckmann, Rosser, Sherrill & Co. III, L.P. and BRS Coinvestor III, L.P.

99.1	Press release, dated February 10, 2010.

99.2	Press release, dated February 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

/s/ John F. McDonald, III
Date: February 16, 2010	Name:	John F. McDonald, III
	Title:	Vice President - Legal

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of Series A 10% Convertible Preferred Stock.

4.1	Registration Rights Agreement, dated February 12, 2010, by and among Ruth’s Hospitality Group, Inc., Bruckmann, Rosser, Sherrill & Co. III, L.P. and BRS Coinvestor III, L.P.

99.1	Press release, dated February 10, 2010.

99.2	Press release, dated February 16, 2010.